Exhibit A

         Information with Respect to Open-Market Transactions in the Common Stock of the Company effected by the Reporting Person during the Past Sixty (60) Days


---------------------------------------------------------------------------
TradeDate     Amount      Average Price per share       Type of Transaction
---------------------------------------------------------------------------


2/4/04          160,500         $0.52                   Buy
2/5/04           25,000         $0.55                   Buy
2/5/04           41,000         $0.59                   Buy
2/6/04          200,000         $0.67                   Buy
2/6/04          150,000         $0.65                   Buy
2/9/04          100,000         $0.75                   Buy
2/10/04         250,000         $0.79                   Buy
2/12/04         726,000         $1.14                   Buy
2/13/04         500,000         $1.34                   Buy
2/17/04         300,000         $1.43                   Buy
2/18/04         489,000         $1.54                   Buy
2/19/04         102,500         $1.68                   Buy
2/20/04         200,000         $1.60                   Buy
2/23/04         715,000         $1.44                   Buy


Total        3,959,000